Contact:	Chaka Patterson	FOR IMMEDIATE RELEASE
Investor Relations
312-394-7234

Jennifer Medley
Corporate Communications
312-394-7189
Exelon Announces Second Quarter Results;
Reaffirms Full Year 2007 Operating Earnings Guidance and Revises GAAP Guidance;
Commonwealth Edison Announces Illinois Electric Rate Settlement
CHICAGO (July 25, 2007) — Exelon Corporation’s (Exelon) second quarter 2007 consolidated earnings prepared in accordance with GAAP were $702 million, or $1.03 per diluted share, compared with earnings of $644 million, or $0.95 per diluted share, in the second quarter of 2006.
Exelon’s adjusted (non-GAAP) operating earnings for the second quarter of 2007 were $700 million, or $1.03 per diluted share, compared with $577 million, or $0.85 per diluted share, for the same period in 2006. The increase in adjusted (non-GAAP) operating earnings per share was primarily due to higher margins on energy sales at Exelon Generation Company, LLC (Generation) and the effects of favorable weather conditions as compared with last year in the Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO) service territories. These positive factors were partially offset by lower nuclear output reflecting more refueling outage days, significantly lower net income at ComEd primarily due to the end of its nearly ten-year regulatory transition period and associated transition revenues, and higher operating and maintenance expense and increased depreciation and amortization across Exelon’s operating companies, including the scheduled higher competitive transition charge (CTC) amortization at PECO.
Adjusted (non-GAAP) operating earnings for the second quarter of 2007 do not include the following items that are included in reported GAAP earnings (all after tax):
•	Mark-to-market losses of $13 million, or $0.02 per diluted share, primarily from Generation’s economic hedging activities.

•	Earnings of $27 million, or $0.04 per diluted share, associated with investments in synthetic fuel-producing facilities, including the impact of mark-to-market losses associated with the related derivatives.

•	A charge of $14 million, or $0.02 per diluted share, for the costs associated with ComEd’s initial Rate Relief and Assistance Initiative.
Adjusted (non-GAAP) operating earnings for the second quarter of 2006 do not include the following items that are included in reported GAAP earnings (all after tax):
•	Income of $89 million, or $0.13 per diluted share, resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants.

•	A net charge of $55 million, or $0.08 per diluted share, for an impairment related to the write-off of the intangible asset associated with investments in synthetic fuel-producing facilities, net of earnings from the investments, including the impact of mark-to-market gains associated with the related derivatives.

•	Mark-to-market gains of $38 million, or $0.06 per diluted share, primarily from Generation’s economic hedging activities.

•	A net charge of $5 million, or $0.01 per diluted share, related to certain integration costs associated with the now terminated merger with Public Service Enterprise Group Incorporated (PSEG) and Generation’s prior investment in Sithe Energies, Inc. (Sithe), which is reflected as discontinued operations.
ComEd and Generation Announce Comprehensive Settlement of Electric Rates and Policy in Illinois
In a news release yesterday, ComEd announced that it agreed to participate in a statewide, comprehensive settlement regarding electric rates and related policy matters. Other participants in the settlement include Generation, Ameren, Dynegy, Midwest Generation and MidAmerican. Reached after months of negotiations with Illinois Senate President Emil Jones, House Speaker Mike Madigan and the Attorney General Lisa Madigan, the settlement preserves the competitive electric market in Illinois while providing a multi-year, $1 billion rate relief package for Illinois residential electric consumers, a range of related electric industry policy changes including a new state power agency and an alternative method of purchasing power for consumers. It also eliminates the need for any further consideration of rate freeze or generation tax legislation. In order to avoid a generation tax, which would have been harmful to the state and to the company, and to preserve the competitive market, Generation will provide a significant portion of the $1 billion funding to offer relief to Illinois customers. It is a one-time contribution to help customers transition to market rates. The settlement will be effective only after enactment of proposed legislation that includes certain electric industry policy provisions.
For additional details of the settlement, please refer to the Form 8-K filed by Exelon Corporation, Commonwealth Edison Company, and Exelon Generation Company, LLC with the United States Securities and Exchange Commission on July 24, 2007.

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2007 Earnings Outlook
Exelon affirmed its adjusted (non-GAAP) operating earnings guidance range for 2007 of $4.00 to $4.30 per share. The following table indicates guidance ranges by operating company contribution to 2007 adjusted (non-GAAP) operating earnings per Exelon share, excluding Exelon holding company.

Generation:	$3.40 to $3.60
ComEd:	$0.10 to $0.20
PECO:	$0.60 to $0.65

The outlook for 2007 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:
•	costs associated with the Illinois electric rate settlement, including ComEd’s previously announced customer Rate Relief and Assistance Initiative

•	mark-to-market adjustments from economic hedging activities

•	investments in synthetic fuel-producing facilities

•	significant impairments of intangible assets, including goodwill

•	significant changes in decommissioning obligation estimates

•	other unusual items

•	any future changes to GAAP
Giving consideration to these factors, Exelon estimates GAAP earnings in 2007 will fall in the range of $3.70 to $4.00 per share. This range is lower than the previous estimate of $4.10 to $4.40 per share primarily reflecting the costs of the recently announced Illinois electric rate settlement. Both Exelon’s operating earnings and GAAP earnings guidance are based on the assumption of normal weather.
Second Quarter and Recent Highlights
•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG Nuclear LLC, produced 34,350 GWhs in the second quarter of 2007, compared with 35,442 GWhs in the second quarter of 2006. The Exelon-operated nuclear plants achieved a 93.6 percent capacity factor for the second quarter of 2007 compared with 95.5 percent for the second quarter of 2006. The Exelon-operated nuclear plants completed three scheduled refueling outages in the second quarter of 2007 (55 days), compared with completing two refueling outages in the second quarter of 2006 (35 days). The co-owned Salem Generating Station completed a scheduled refueling outage in the second quarter of 2007, and the station did not have a scheduled refueling outage in the second quarter of 2006. Partially offsetting the decreased generation due to the additional refueling outage days was an improvement in the number of non-refueling outage days, 18 in the second quarter of 2007 versus 24 days in 2006.

•	Fossil and Hydro Operations: Generation’s fossil fleet commercial availability was 93.3 percent in the second quarter of 2007, compared with 93.7 percent in the second quarter of 2006. The equivalent availability factor for the hydro facilities was 91.0 percent in the second quarter

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of 2007, compared with 95.2 percent in the second quarter of 2006, primarily due to a planned maintenance outage at the Muddy Run Pumped Storage Facility in 2007.

•	Reliability Pricing Model (RPM) Auction: In December 2006, the Federal Energy Regulatory Commission (FERC) approved a new RPM capacity market for PJM. RPM is designed to procure capacity on a three-year forward basis and compensate those capacity resources based on the locational need for that capacity. Earlier this month, PJM conducted the second of three auctions that will be held in 2007 under this new market design. The first auction was held in April to procure capacity for the period June 2007 through May 2008, and the third will be conducted in October to procure capacity for the period June 2009 through May 2010. Exelon’s generation located within the PJM footprint was bid into the auctions. The payments based on the locational clearing prices that will be received as a result of the auctions may be offset by forward sales and bilateral contracts made against Generation’s generating portfolio prior to the auctions. The results of the most recent RPM auction, for capacity during the June 1, 2008 to May 31, 2009 time period, and of the April 2007 auction are as follows:

($per MW-day)	June 2007 - May 2008	June 2008 - May 2009
Eastern Mid-Atlantic Area Council (MAAC)	$197.67	$148.80
Southwest MAAC	$188.54	$210.11
Rest of Market	$40.80	$111.92

The last of these transitional auctions will occur in January 2008 for the period June 2010 to May 2011. Subsequent auctions will take place 36 months ahead of the scheduled delivery year.

•	Marginal-Loss Pricing: On June 1, 2007, PJM implemented marginal-loss dispatch and settlement for its competitive wholesale electric market. In so doing, PJM has revised its methodology in considering transmission losses from using average losses to the use of marginal losses in the determination of generation dispatch and calculation of locational marginal pricing. Marginal-loss dispatch recognizes the varying delivery costs of transmitting electricity from individual generator locations to the places where customers consume the energy. Prior to the implementation of marginal-loss dispatch, PJM had used average losses in dispatch and in the calculation of locational marginal prices. Locational marginal prices in PJM now include the real-time impact of transmission losses from individual sources to loads. PJM believes that the marginal-loss approach is more efficient because the cost of energy that is lost in transmission lines is reduced compared with the former average loss method. Exelon and Generation continue to evaluate the impact that marginal-loss pricing in PJM will have on the results of operations. On the whole, Exelon and Generation expect to see an increase in the cost of delivering energy from the generating plant locations to customer load zones due to the implementation of marginal-loss pricing.

•	ComEd Transmission Rate Case: On March 1, 2007, ComEd filed a request with FERC, seeking approval to increase its annual revenue requirement for transmission services by $147 million. On June 5, 2007, FERC issued an order that conditionally approved ComEd’s proposal to implement a formula-based transmission rate, effective May 1, 2007 subject to refund, and provides that further hearing and settlement procedures be conducted to determine the reasonableness of certain elements of ComEd’s formula rate. The issues set for hearing include the 11.70% base return on equity proposed by ComEd and various elements of rate base. The order denied ComEd’s request for incentive rate treatment on investments in two new

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transmission projects and the inclusion of construction work in progress in rate base. The new rate would increase the annual revenue requirement by $116 million and raise an average residential customer bill by approximately 1 percent, depending on the outcome of the hearing and settlement procedures. It is uncertain when the hearing and settlement proceedings will be completed. The formula-based rate would be updated annually to assure that customers pay the actual costs of transmission services. The FERC order approved a 0.5% adder to the base return on equity for participating in a regional transmission organization. ComEd’s transmission rate was last updated based on costs from 2003. Between 2003 and the end of 2007, ComEd will have invested more than $800 million in transmission-related plant to meet increasing demand and improve reliability.

•	Pennsylvania Provider of Last Resort (POLR) Regulations: On May 10, 2007, the Pennsylvania Public Utility Commission (PAPUC) issued final regulations that provide guidance to electric distribution companies, such as PECO, on acceptable methods of procuring electricity supplies for default service customers when their generation rate caps expire. Specifically, the PAPUC’s approval of final default service regulations will provide the framework for utilities like PECO who must purchase energy for customers who do not choose to receive electric supply from an independent energy marketer. PECO’s electric restructuring transition period terminates at the end of 2010. The regulations will help PECO’s customers manage the transition to market-based pricing in 2011 following the expiration of more than 10 years of capped rates. The PAPUC’s actions provide:
•	The option for residential and commercial customers to defer some portion of a rate increase if it exceeds 25%.

•	The ability for utilities to purchase energy on behalf of customers in ways that are best for each individual service territory — for example, securing energy through staggered purchases and competitive auctions.

•	Recovery of procurement supply costs.

•	Funding for a statewide consumer-education campaign.
PECO’s current electricity supply rates will remain the same until January 1, 2011. PECO expects to file its electricity procurement plan for default service customers with the PAPUC by year-end 2008.

•	Pennsylvania Energy Independence Plan and Legislative/Regulatory Update: During its recent session, the Pennsylvania General Assembly introduced bills that would enable Governor Edward Rendell to enact elements of the Energy Independence Plan that he announced in February 2007. Two of these bills were passed by the Pennsylvania House of Representatives and the State Senate and were signed into law by the Governor on July 17. House Bill 1203 amends the Alternative Energy Portfolio Standards Act of 2004 (AEPS Act), including requirements related to the purchase of solar energy by electric distribution and supply companies. House Bill 1530 relates to provisions for electric distribution and supply companies to negotiate long-term contracts for certain large retail customers. The legislative session recently ended. Other energy-related issues are expected to be addressed in a special legislative session planned for September 17, 2007. In preparation for this session, legislative hearings could be scheduled during the summer. PECO will continue to work with all stakeholders to develop sound energy policy in Pennsylvania that is in the best interests of its customers, shareholders and the company.

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PECO’s March 2007 filing, which took the first step in fulfilling the requirements of the AEPS Act, is awaiting action by the PAPUC. If approved, PECO would be the first utility in the state to take action on the AEPS Act, continuing to demonstrate the company’s environmental leadership. It is estimated that the total impact of this requirement on a customer’s monthly energy bill beginning in 2011 would be less than 1 percent.

•	Credit Rating Actions: On June 1, 2007, Standard & Poor’s Ratings Services lowered ComEd’s ratings due to continued regulatory and political uncertainty in Illinois. The credit ratings for Exelon, Generation and PECO are unchanged and all, including ComEd, remain on CreditWatch with negative implications.

On June 12, 2007, Fitch Ratings (Fitch) changed PECO’s commercial paper rating to “F2” from “F1” due to a policy revision. According to Fitch, the ratings “... do not reflect any deterioration of PECO’s liquidity profile”, rather, they reflect a change to Fitch’s short-term and long-term rating linkage practices. The credit ratings and outlook for Exelon, Generation and ComEd remain unchanged.
OPERATING COMPANY RESULTS
Exelon Generation consists of Exelon’s electric generation operations, power marketing and trading functions, and competitive retail sales.
Second quarter 2007 net income was $578 million compared with $500 million in the second quarter of 2006. Second quarter 2007 net income included (all after tax) mark-to-market losses of $13 million and a gain of $2 million related to the sale of Generation’s 49.5 percent ownership interests in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP), two generating facilities in Mexico. Second quarter 2006 net income included (all after tax) income of $89 million resulting from decreases in decommissioning obligations primarily related to the AmerGen nuclear plants, mark-to-market gains of $36 million, expenses of $2 million related to certain integration costs associated with the now terminated merger with PSEG and income of $2 million related to Generation’s prior investment in Sithe, which is reflected as discontinued operations. Excluding the impact of these items, Generation’s net income of $589 million in the second quarter of 2007 increased $214 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense, more than offsetting increased nuclear refueling outage expense and inflationary cost pressures.
Generation’s revenue, net of purchased power and fuel expense, increased by $376 million in the second quarter of 2007 compared with the second quarter of 2006 excluding the mark-to-market impact in both years. The increase in revenue, net of purchased power and fuel expense, was driven by higher average margins primarily due to the end of the below-market price PPA with ComEd at year-end 2006 and the contractual increase in the prices associated with Generation’s PPA with PECO, partially offset by lower nuclear output reflecting more refueling outage days. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $35.97 per MWh in the second quarter of 2007 compared with $26.43 per MWh in the second quarter of 2006.
ComEd consists of the retail and wholesale electricity transmission and distribution operations in northern Illinois.

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ComEd recorded net income in the second quarter of 2007 of $29 million, a substantial reduction from net income of $127 million in the second quarter of 2006. Second quarter 2007 net income included an after-tax charge of $14 million for costs associated with ComEd’s Rate Relief and Assistance Initiative. Second quarter 2006 net income included (all after tax) mark-to-market gains of $2 million from economic hedging activities at ComEd and expenses of $1 million related to certain integration costs associated with the now terminated merger with PSEG. Excluding the impact of these items, ComEd’s net income in the second quarter of 2007 decreased $83 million compared with the same quarter last year, primarily due to the end of its regulatory transition period and associated transition revenues, the end of its below-market price PPA with Generation in 2006 and higher operating and maintenance expense partially due to increased communications and other costs related to the end of ComEd’s rate freeze. These items were partially offset by the effects of favorable weather, the FERC-approved transmission rate increase which is subject to refund, and an ICC-authorized increase in delivery service rates.
In the ComEd service territory in the second quarter of 2007, cooling degree-days were up 43 percent relative to the same period in 2006 and were 40 percent above normal. ComEd’s total retail kWh deliveries increased 4 percent in 2007 as compared with 2006, with a 4 percent increase in deliveries to the residential customer class, largely due to favorable weather. ComEd’s second quarter 2007 revenues were $1,420 million, down 2 percent from $1,453 million in 2006 primarily due to customers switching to alternative electric generation suppliers and the impact of ComEd’s Rate Relief and Assistance Initiative. For ComEd, weather had a favorable after-tax impact of $14 million on second quarter 2007 earnings relative to 2006 and had a favorable after-tax impact of $10 million relative to normal weather, which was incorporated in earnings guidance.
The number of customers being served in the ComEd region has increased 1.5 percent since the second quarter of 2006, and weather-normalized kWh retail deliveries increased 1.0 percent compared with the second quarter of 2006.
PECO consists of the retail electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.
PECO’s net income in the second quarter of 2007 was $96 million, an increase from net income of $93 million in the second quarter of 2006. Second quarter 2006 net income included after-tax expenses of $3 million related to certain integration costs associated with the now terminated merger with PSEG. Excluding the impact of these items, PECO’s net income in the second quarter of 2007 was unchanged compared with the same quarter last year.
In the PECO service territory in the second quarter of 2007, cooling degree-days were up 22 percent from 2006 and were 26 percent above normal. PECO’s total electric retail kWh deliveries increased 6 percent, with residential deliveries up 9 percent. Total gas retail deliveries were up 15 percent from the 2006 period. PECO’s second quarter 2007 revenues were $1,269 million, up from $1,148 million in 2006, primarily due to the effects of favorable weather and an authorized electric generation rate increase under the 1998 restructuring settlement, partially offset by a decrease in average gas rates effective through PAPUC-approved changes to the purchased gas adjustment clause. For PECO, weather had a favorable after-tax impact of $14 million on second quarter 2007 earnings relative to 2006 and a favorable after-tax impact of $9 million relative to normal weather, which was incorporated in earnings guidance. Higher CTC amortization expense, which was in accordance with PECO’s 1998

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restructuring settlement with the PAPUC, partially offset higher operating revenues for the second quarter.
The number of electric customers being served in the PECO region has increased 0.1 percent since the second quarter of 2006, with weather-normalized kWh growth of 2.8 percent compared with the second quarter of 2006.
Adjusted (non-GAAP) Operating Earnings
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and mark-to-market adjustments from economic hedging activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on July 25, 2007.
Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on July 25, 2007. The call-in number in the U.S. is 800-690-3108, and the international call-in number is 973-935-8753. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)
Telephone replays will be available until August 8. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 8962952.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2007 Quarterly Report on Form 10-Q (to be filed on July 25, 2007) in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to more than 480,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations — Three Months Ended June 30, 2007 and 2006	1

Consolidating Statements of Operations — Six Months Ended June 30, 2007 and 2006	2

Business Segment Comparative Statements of Operations — Generation and ComEd — Three and Six Months Ended June 30, 2007 and 2006	3

Business Segment Comparative Statements of Operations — PECO and Other — Three and Six Months Ended June 30, 2007 and 2006	4

Consolidated Balance Sheets — June 30, 2007 and December 31, 2006	5

Consolidated Statements of Cash Flows — Six Months Ended June 30, 2007 and 2006	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — Exelon — Three Months Ended June 30, 2007 and 2006	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — Exelon — Six Months Ended June 30, 2007 and 2006	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended June 30, 2007 and 2006	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Three Months Ended June 30, 2007 and 2006	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Six Months Ended June 30, 2007 and 2006	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment — Six Months Ended June 30, 2007 and 2006	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — Generation — Three and Six Months Ended June 30, 2007 and 2006	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — ComEd — Three and Six Months Ended June 30, 2007 and 2006	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — PECO — Three and Six Months Ended June 30, 2007 and 2006	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations — Other — Three and Six Months Ended June 30, 2007 and 2006	16

Exelon Generation Statistics — Three Months Ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006 and June 30, 2006	17

Exelon Generation Statistics — Six Months Ended June 30, 2007 and June 30, 2006	18

ComEd Sales Statistics — Three Months Ended June 30, 2007 and 2006	19

ComEd Sales Statistics — Six Months Ended June 30, 2007 and 2006	20

PECO Sales Statistics — Three Months Ended June 30, 2007 and 2006	21

PECO Sales Statistics — Six Months Ended June 30, 2007 and 2006	22

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended June 30, 2007
					Exelon
	Generation	ComEd	PECO	Other	Consolidated
Operating revenues	$2,641	$1,420	$1,269	$(829)	$4,501

Operating expenses
Purchased power	538	838	569	(827)	1,118
Fuel	436	—	86	—	522
Operating and maintenance	618	266	146	32	1,062
Depreciation and amortization	65	109	185	10	369
Taxes other than income	47	76	71	5	199

Total operating expenses	1,704	1,289	1,057	(780)	3,270

Operating income (loss)	937	131	212	(49)	1,231

Other income and deductions
Interest expense, net	(31)	(87)	(64)	(32)	(214)
Equity in losses of unconsolidated affiliates	(1)	(2)	(2)	(38)	(43)
Other, net	22	5	5	11	43

Total other income and deductions	(10)	(84)	(61)	(59)	(214)

Income (loss) from continuing operations before income taxes	927	47	151	(108)	1,017
Income taxes	349	18	55	(108)	314

Income from continuing operations	578	29	96	—	703
Loss from discontinued operations	—	—	—	(1)	(1)

Net income (loss)	$578	$29	$96	$(1)	$702

	Three Months Ended June 30, 2006
					Exelon
	Generation	ComEd	PECO	Other	Consolidated
Operating revenues	$2,214	$1,453	$1,148	$(1,118)	$3,697

Operating expenses
Purchased power	418	766	501	(1,114)	571
Fuel	425	—	76	1	502
Operating and maintenance	440	218	141	82	881
Depreciation and amortization	72	106	172	21	371
Taxes other than income	41	71	53	5	170

Total operating expenses	1,396	1,161	943	(1,005)	2,495

Operating income (loss)	818	292	205	(113)	1,202

Other income and deductions
Interest expense, net	(40)	(77)	(67)	(38)	(222)
Equity in losses of unconsolidated affiliates	(1)	(3)	(2)	(16)	(22)
Other, net	14	1	2	29	46

Total other income and deductions	(27)	(79)	(67)	(25)	(198)

Income (loss) from continuing operations before income taxes	791	213	138	(138)	1,004
Income taxes	294	86	45	(62)	363

Income (loss) from continuing operations	497	127	93	(76)	641
Income from discontinued operations	3	—	—	—	3

Net income (loss)	$500	$127	$93	$(76)	$644

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Six Months Ended June 30, 2007
					Exelon
	Generation	ComEd	PECO	Other	Consolidated
Operating revenues	$5,344	$2,911	$2,769	$(1,694)	$9,330

Operating expenses
Purchased power	1,131	1,806	1,113	(1,687)	2,363
Fuel	907	—	385	—	1,292
Operating and maintenance	1,257	510	294	59	2,120
Depreciation and amortization	133	217	370	18	738
Taxes other than income	88	157	142	8	395

Total operating expenses	3,516	2,690	2,304	(1,602)	6,908

Operating income (loss)	1,828	221	465	(92)	2,422

Other income and deductions
Interest expense, net	(66)	(170)	(126)	(65)	(427)
Equity in earnings (losses) of unconsolidated affiliates and investments	1	(4)	(4)	(62)	(69)
Other, net	54	7	10	35	106

Total other income and deductions	(11)	(167)	(120)	(92)	(390)

Income (loss) from continuing operations before income taxes	1,817	54	345	(184)	2,032
Income taxes	684	21	121	(178)	648

Income (loss) from continuing operations	1,133	33	224	(6)	1,384
Income from discontinued operations	5	—	—	4	9

Net income (loss)	$1,138	$33	$224	$(2)	$1,393

	Six Months Ended June 30, 2006
					Exelon
	Generation	ComEd	PECO	Other	Consolidated
Operating revenues	$4,434	$2,880	$2,554	$(2,309)	$7,559

Operating expenses
Purchased power	781	1,628	987	(2,300)	1,096
Fuel	1,036	—	402	—	1,438
Operating and maintenance	1,108	434	289	75	1,906
Depreciation and amortization	139	205	343	48	735
Taxes other than income	84	152	117	11	364

Total operating expenses	3,148	2,419	2,138	(2,166)	5,539

Operating income (loss)	1,286	461	416	(143)	2,020

Other income and deductions
Interest expense, net	(82)	(153)	(136)	(74)	(445)
Equity in losses of unconsolidated affiliates and investments	(5)	(5)	(6)	(45)	(61)
Other, net	20	1	5	65	91

Total other income and deductions	(67)	(157)	(137)	(54)	(415)

Income (loss) from continuing operations before income taxes	1,219	304	279	(197)	1,605
Income taxes	454	123	93	(106)	564

Income (loss) from continuing operations	765	181	186	(91)	1,041
Income from discontinued operations	3	—	—	—	3

Net income (loss)	$768	$181	$186	$(91)	$1,044

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$2,641	$2,214	$427	$5,344	$4,434	$910

Operating expenses
Purchased power	538	418	120	1,131	781	350
Fuel	436	425	11	907	1,036	(129)
Operating and maintenance	618	440	178	1,257	1,108	149
Depreciation and amortization	65	72	(7)	133	139	(6)
Taxes other than income	47	41	6	88	84	4

Total operating expenses	1,704	1,396	308	3,516	3,148	368

Operating income	937	818	119	1,828	1,286	542

Other income and deductions
Interest expense, net	(31)	(40)	9	(66)	(82)	16
Equity in earnings (losses) of investments	(1)	(1)	—	1	(5)	6
Other, net	22	14	8	54	20	34

Total other income and deductions	(10)	(27)	17	(11)	(67)	56

Income from continuing operations before income taxes	927	791	136	1,817	1,219	598
Income taxes	349	294	55	684	454	230

Income from continuing operations	578	497	81	1,133	765	368
Income from discontinued operations	—	3	(3)	5	3	2

Net income	$578	$500	$78	$1,138	$768	$370

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$1,420	$1,453	$(33)	$2,911	$2,880	$31

Operating expenses
Purchased power	838	766	72	1,806	1,628	178
Operating and maintenance	266	218	48	510	434	76
Depreciation and amortization	109	106	3	217	205	12
Taxes other than income	76	71	5	157	152	5

Total operating expenses	1,289	1,161	128	2,690	2,419	271

Operating income	131	292	(161)	221	461	(240)

Other income and deductions
Interest expense, net	(87)	(77)	(10)	(170)	(153)	(17)
Equity in losses of unconsolidated affiliates	(2)	(3)	1	(4)	(5)	1
Other, net	5	1	4	7	1	6

Total other income and deductions	(84)	(79)	(5)	(167)	(157)	(10)

Income from continuing operations before income taxes	47	213	(166)	54	304	(250)
Income taxes	18	86	(68)	21	123	(102)

Net income	$29	$127	$(98)	$33	$181	$(148)

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$1,269	$1,148	$121	$2,769	$2,554	$215

Operating expenses
Purchased power	569	501	68	1,113	987	126
Fuel	86	76	10	385	402	(17)
Operating and maintenance	146	141	5	294	289	5
Depreciation and amortization	185	172	13	370	343	27
Taxes other than income	71	53	18	142	117	25

Total operating expenses	1,057	943	114	2,304	2,138	166

Operating income	212	205	7	465	416	49

Other income and deductions
Interest expense, net	(64)	(67)	3	(126)	(136)	10
Equity in losses of unconsolidated affiliates	(2)	(2)	—	(4)	(6)	2
Other, net	5	2	3	10	5	5

Total other income and deductions	(61)	(67)	6	(120)	(137)	17

Income from continuing operations before income taxes	151	138	13	345	279	66
Income taxes	55	45	10	121	93	28

Net income	$96	$93	$3	$224	$186	$38

	Other (a)
	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	Variance	2007	2006	Variance
Operating revenues	$(829)	$(1,118)	$289	$(1,694)	$(2,309)	$615

Operating expenses
Purchased power	(827)	(1,114)	287	(1,687)	(2,300)	613
Fuel	—	1	(1)	—	—	—
Operating and maintenance	32	82	(50)	59	75	(16)
Depreciation and amortization	10	21	(11)	18	48	(30)
Taxes other than income	5	5	—	8	11	(3)

Total operating expenses	(780)	(1,005)	225	(1,602)	(2,166)	564

Operating loss	(49)	(113)	64	(92)	(143)	51

Other income and deductions
Interest expense, net	(32)	(38)	6	(65)	(74)	9
Equity in losses of unconsolidated affiliates and investments	(38)	(16)	(22)	(62)	(45)	(17)
Other, net	11	29	(18)	35	65	(30)

Total other income and deductions	(59)	(25)	(34)	(92)	(54)	(38)

Loss from continuing operations before income taxes	(108)	(138)	30	(184)	(197)	13
Income taxes	(108)	(62)	(46)	(178)	(106)	(72)

Loss from continuing operations	—	(76)	76	(6)	(91)	85
Income (loss) from discontinued operations	(1)	—	(1)	4	—	4

Net loss	$(1)	$(76)	$75	$(2)	$(91)	$89

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30,	December 31,
	2007	2006
Current assets
Cash and cash equivalents	$135	$224
Restricted cash and investments	98	58
Accounts receivable, net
Customer	2,046	1,747
Other	423	462
Mark-to-market derivative assets	765	1,418
Inventories, at average cost
Fossil fuel	238	300
Materials and supplies	431	431
Other	823	352

Total current assets	4,959	4,992

Property, plant and equipment, net	23,431	22,775

Deferred debits and other assets
Regulatory assets	5,438	5,808
Nuclear decommissioning trust funds	6,777	6,415
Investments	737	810
Goodwill	2,641	2,694
Mark-to-market derivative assets	210	171
Other	1,112	654

Total deferred debits and other assets	16,915	16,552

Total assets	$45,305	$44,319

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$653	$305
Long-term debt due within one year	935	248
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	510	581
Accounts payable	1,289	1,382
Mark-to-market derivative liabilities	649	1,015
Accrued expenses	814	1,180
Other	511	1,084

Total current liabilities	5,361	5,795

Long-term debt	8,477	8,896
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	1,984	2,470
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	5,193	5,340
Asset retirement obligations	3,890	3,780
Pension obligations	725	747
Non-pension postretirement benefits obligations	1,808	1,817
Spent nuclear fuel obligation	974	950
Regulatory liabilities	3,240	3,025
Mark-to-market derivative liabilities	301	78
Other	1,549	782

Total deferred credits and other liabilities	17,680	16,519

Total liabilities	34,047	34,225

Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	8,552	8,314
Treasury stock, at cost	(667)	(630)
Retained earnings	4,506	3,426
Accumulated other comprehensive loss	(1,220)	(1,103)

Total shareholders’ equity	11,171	10,007

Total liabilities and shareholders’ equity	$45,305	$44,319

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities
Net income	$1,393	$1,044
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,066	1,060
Deferred income taxes and amortization of investment tax credits	(128)	(81)
Net realized and unrealized mark-to-market transactions	120	(69)
Impairment of long-lived assets	—	117
Other non-cash operating activities	369	124
Changes in assets and liabilities:
Accounts receivable	(304)	230
Inventories	69	11
Accounts payable, accrued expenses and other current liabilities	(122)	(406)
Counterparty collateral asset	(231)	178
Counterparty collateral liability	(264)	5
Income taxes	87	300
Restricted cash	(42)	—
Pension and non-pension postretirement benefit contributions	(40)	(30)
Other assets and liabilities	(347)	(295)

Net cash flows provided by operating activities	1,626	2,188

Cash flows from investing activities
Capital expenditures	(1,284)	(1,156)
Proceeds from nuclear decommissioning trust fund sales	2,268	2,554
Investment in nuclear decommissioning trust funds	(2,402)	(2,706)
Proceeds from sale of investments	95	1
Change in restricted cash	2	1
Other investing activities	(46)	(54)

Net cash flows used in investing activities	(1,367)	(1,360)

Cash flows from financing activities
Issuance of long-term debt	465	326
Retirement of long-term debt	(198)	(34)
Retirement of long-term debt to financing affiliates	(534)	(422)
Change in short-term debt	348	(106)
Dividends paid on common stock	(592)	(535)
Proceeds from employee stock plans	145	107
Purchase of treasury stock	(37)	(53)
Other financing activities	55	31

Net cash flows provided by (used in) financing activities	(348)	(686)

Increase in cash and cash equivalents	(89)	142
Cash and cash equivalents at beginning of period	224	140

Cash and cash equivalents at end of period	$135	$282

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2007				Three Months Ended June 30, 2006
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$4,501	$19	(b),(c)	$4,520	$3,697	$(3	)(c)	$3,694
Operating expenses
Purchased power	1,118	16	(c)	1,134	571	49	(c)	620
Fuel	522	(38	)(c)	484	502	9	(c)	511
Operating and maintenance	1,062	(41	)(b),(d)	1,021	881	43	(d),(f),(g)	924
Depreciation and amortization	369	—		369	371	(14	)(d),(f)	357
Taxes other than income	199	—		199	170	—		170

Total operating expenses	3,270	(63)		3,207	2,495	87		2,582

Operating income	1,231	82		1,313	1,202	(90)		1,112

Other income and deductions
Interest expense	(214)	1	(d)	(213)	(222)	4	(d),(h)	(218)
Equity in losses of unconsolidated affiliates	(43)	39	(d)	(4)	(22)	16	(d)	(6)
Other, net	43	(12	)(d),(e)	31	46	(24	)(d)	22

Total other income and deductions	(214)	28		(186)	(198)	(4)		(202)

Income from continuing operations before income taxes	1,017	110		1,127	1,004	(94)		910
Income taxes	314	112	(b),(c),(d),(e)	426	363	(30	)(c),(d),(f),(g),(h)	333

Income from continuing operations	703	(2)		701	641	(64)		577
Income (loss) from discontinued operations	(1)	—		(1)	3	(3	)(h)	—

Net income	$702	$(2)		$700	$644	$(67)		$577

Earnings per average common share
Basic:
Income from continuing operations	$1.04	$—		$1.04	$0.96	$(0.10)		$0.86
Income (loss) from discontinued operations	—	—		—	—	—		—

Net income	$1.04	$—		$1.04	$0.96	$(0.10)		$0.86

Diluted:
Income from continuing operations	$1.03	$—		$1.03	$0.95	$(0.10)		$0.85
Income (loss) from discontinued operations	—	—		—	—	—		—

Net income	$1.03	$—		$1.03	$0.95	$(0.10)		$0.85

Average common shares outstanding
Basic	675			675	670			670
Diluted	680			680	676			676

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
ComEd 2007 rate relief program (b)		$0.02				$—
Mark-to-market (c)		0.02				(0.06)
Investments in synthetic fuel-producing facilities (d)		(0.04)				0.08
Charges associated with Exelon’s now terminated merger with PSEG (f)		—				0.01
Nuclear decommissioning obligation reduction (g)		—				(0.13)

Total adjustments		$—				$(0.10)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the impact of ComEd’s 2007rate relief program.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.

(d)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(e)	Adjustment to exclude the increase in the gain related to the first quarter 2007 sale of Generation’s ownership interest in Termoeléctrica del Golfo (TEG) and Termoeléctrica Peñoles (TEP).

(f)	Adjustment to exclude certain costs associated with Exelon’s proposed merger with Public Service Enterprise Group Incorporated (PSEG), which was terminated in September 2006.

(g)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen Energy Company, LLC (AmerGen) nuclear plants.

(h)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe Energies, Inc. (Sithe).

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2007				Six Months Ended June 30, 2006
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$9,330	$19	(b)	$9,349	$7,559	$8	(c)	$7,567
Operating expenses
Purchased power	2,363	(145	) (c)	2,218	1,096	88	(c)	1,184
Fuel	1,292	8	(c)	1,300	1,438	(52	) (c)	1,386
Operating and maintenance	2,120	(75	) (b),(d)	2,045	1,906	33	(d),(g),(h),(i)	1,939
Depreciation and amortization	738	—		738	735	(35	) (d),(g)	700
Taxes other than income	395	—		395	364	—		364

Total operating expenses	6,908	(212)		6,696	5,539	34		5,573

Operating income	2,422	231		2,653	2,020	(26)		1,994

Other income and deductions
Interest expense	(427)	3	(d)	(424)	(445)	12	(d),(f)	(433)
Equity in losses of unconsolidated affiliates and investments	(69)	63	(d)	(6)	(61)	46	(d)	(15)
Other, net	106	(47	) (d),(e)	59	91	(49	) (d),(g)	42

Total other income and deductions	(390)	19		(371)	(415)	9		(406)

Income from continuing operations before income taxes	2,032	250		2,282	1,605	(17)		1,588

Income taxes	648	215	(b),(c),(d),(e)	863	564	27	(c),(d),(f),(g),(h),(i)	591

Income from continuing operations	1,384	35		1,419	1,041	(44)		997
Income (loss) from discontinued operations	9	(5	) (f)	4	3	(3	) (f)	—

Net income	$1,393	$30		$1,423	$1,044	$(47)		$997

Earnings per average common share
Basic:
Income from continuing operations	$2.05	$0.05		$2.10	$1.56	$(0.07)		$1.49
Income (loss) from discontinued operations	0.02	(0.01)		0.01	—	—		—

Net income	$2.07	$0.04		$2.11	$1.56	$(0.07)		$1.49

Diluted:
Income from continuing operations	$2.04	$0.06		$2.10	$1.55	$(0.07)		$1.48
Income (loss) from discontinued operations	0.01	(0.01)		—	—	—		—

Net income	$2.05	$0.05		$2.10	$1.55	$(0.07)		$1.48

Average common shares outstanding
Basic	674			674	669			669
Diluted	679			679	675			675

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
ComEd 2007 rate relief program (b)		$0.02				$—

Mark-to-market (c)		0.12				(0.03)
Investments in synthetic fuel-producing facilities (d)		(0.07)				0.06
Sale of Generation’s investments in TEG and TEP (e)		(0.01)				—
Settlement of a tax matter at Generation related to Sithe (f)		(0.01)				—
Charges associated with Exelon’s now terminated merger with PSEG (g)		—				0.02
Nuclear decommissioning obligation reduction (h)		—				(0.13)
2006 Severance charges and settlement of a tax matter at Generation related to Sithe (f),(i)		—				0.01

Total adjustments		$0.05				$(0.07)

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the impact of ComEd’s 2007 rate relief program.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.

(d)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(e)	Adjustment to exclude the gain related to the sale of Generation’s ownership interest in TEG and TEP.

(f)	Adjustment to exclude the settlement of a tax matter at Generation related to Sithe.

(g)	Adjustment to exclude certain costs associated with Exelon’s proposed merger with PSEG, which was terminated in September 2006.

(h)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(i)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended June 30, 2007 and 2006

2006 GAAP Earnings per Diluted Share	$0.95

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.06)
Investments in Synthetic Fuel-Producing Facilities (2)	0.08
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	0.01
Nuclear Decommissioning Obligation Reduction (4)	(0.13)

2006 Adjusted (non-GAAP) Operating Earnings	0.85

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (5)	0.37
ComEd Energy Margins:
Weather (6)	0.02
End of Regulatory Transition Period (7)	(0.16)
Other Energy Delivery (8)	0.06
PECO Energy Margins:
Weather (9)	0.02
Other Energy Delivery (10)	0.02
Pension and Non-Pension Postretirement Benefits Expense (11)	(0.01)
Bad Debt (12)	(0.01)
Labor and Contracting (13)	(0.05)
Planned Nuclear Refueling Outages (14)	(0.01)
Other Operating and Maintenance Expense (15)	(0.02)
Depreciation and Amortization (16)	(0.01)
Taxes Other Than Income and Other (17)	(0.03)
Share Differential (18)	(0.01)

2007 Adjusted (non-GAAP) Operating Earnings	1.03

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.02)
Investments in Synthetic Fuel-Producing Facilities (2)	0.04
ComEd 2007 Rate Relief Program (19)	(0.02)

2007 GAAP Earnings per Diluted Share	$1.03

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.

(4)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(5)	Reflects higher average margins primarily due to the end of the below-market power purchase agreement (PPA) with ComEd at year-end 2006 and the contractual increase in prices associated with Generation’s PPA with PECO.

(6)	Reflects a favorable variance for weather conditions in the ComEd service territory.

(7)	Reflects reduced earnings at ComEd primarily due to the end of ComEd’s regulatory transition period and associated revenues.

(8)	Reflects increased pricing for delivery service at ComEd and increased transmission revenue as a result of the 2007 transmission rate case.

(9)	Reflects a favorable variance for weather conditions in the PECO service territory.

(10)	Reflects increased revenues at PECO primarily due to higher electric delivery volume (excluding the impact of weather).

(11)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.

(12)	Reflects increased bad debt expense primarily at ComEd.

(13)	Primarily reflects labor-related inflation and increased nuclear security costs.

(14)	Reflects increased planned nuclear refueling outage costs, excluding the Salem Generating Station (Salem).

(15)	Primarily reflects increased nuclear refueling outage costs at Salem and increased advertising expense related to the end of ComEd’s rate freeze.

(16)	Reflects increased depreciation and amortization primarily due to increased competitive transition charge (CTC) amortization at PECO.

(17)	Reflects favorable tax settlements at PECO in 2006 and higher utility revenue taxes at PECO in 2007, offset by lower interest expense.

(18)	Reflects dilution of earnings per share due to increased diluted common shares outstanding.

(19)	Reflects the impact of ComEd’s 2007 rate relief program.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Three Months Ended June 30, 2007 and 2006

	Generation	ComEd	PECO	Other	Exelon

2006 GAAP Earnings (Loss)	$500	$127	$93	$(76)	$644

2006 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(36)	(2)	—	—	(38)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	55	55
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	2	1	3	1	7
Nuclear Decommissioning Obligation Reduction (4)	(89)	—	—	—	(89)
Settlement of a Tax Matter at Generation Related to Sithe (5)	(2)	—	—	—	(2)

2006 Adjusted (non-GAAP) Operating Earnings (Loss)	375	126	96	(20)	577

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (6)	252	—	—	—	252
ComEd and PECO Energy Margins:
Weather (7)	—	14	14	—	28
End of Regulatory Transition Period (8)	—	(109)	—	—	(109)
Other Energy Delivery (9)	—	44	14	—	58
Pension and Non-Pension Postretirement Benefits Expense (10)	(5)	(3)	—	—	(8)
Bad Debt (11)	1	(8)	3	—	(4)
Labor and Contracting (12)	(22)	(6)	(6)	—	(34)
Planned Nuclear Refueling Outages (13)	(9)	—	—	—	(9)
Other Operating and Maintenance Expense (14)	(4)	(10)	(4)	—	(18)
Depreciation and Amortization (15)	4	(2)	(11)	—	(9)
Taxes Other Than Income and Other (16)	(3)	(3)	(10)	(8)	(24)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	589	43	96	(28)	700

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(13)	—	—	—	(13)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	27	27
ComEd 2007 Rate Relief Program (17)	—	(14)	—	—	(14)
Sale of Generation’s investments in TEG and TEP (18)	2	—	—	—	2

2007 GAAP Earnings (Loss)	$578	$29	$96	$(1)	$702

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain integration costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.

(4)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(5)	Reflects the settlement of a tax matter at Generation related to Sithe.

(6)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006 and the contractual increase in prices associated with Generation’s PPA with PECO.

(7)	Reflects favorable variance for weather conditions in the ComEd and PECO service territories.

(8)	Reflects reduced earnings at ComEd primarily due to the end of ComEd’s regulatory transition period and associated revenues.

(9)	Reflects increased pricing for delivery service at ComEd, increased transmission revenue as a result of ComEd’s 2007 transmission rate case and higher electric delivery volume at PECO (excluding the impact of weather).

(10)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.

(11)	Reflects increased bad debt expense primarily at ComEd.

(12)	Primarily reflects labor-related inflation and increased nuclear security costs.

(13)	Reflects increased planned nuclear refueling outage costs, excluding Salem.

(14)	Primarily reflects increased nuclear refueling outage costs at Salem and increased advertising expense related to the end of ComEd’s rate freeze.

(15)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(16)	Reflects favorable tax settlements at PECO in 2006 and higher utility revenue taxes at PECO in 2007, offset by lower interest expense.

(17)	Reflects the impact of ComEd’s 2007 rate relief program.

(18)	Reflects the increase in the gain related to the first quarter 2007 sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Six Months Ended June 30, 2007 and 2006

2006 GAAP Earnings per Diluted Share	$1.55

2006 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.03)
Investments in Synthetic Fuel-Producing Facilities (2)	0.06
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	0.02
Nuclear Decommissioning Obligation Reduction (4)	(0.13)
2006 Severance Charges and Settlement of a Tax Matter at Generation Related to Sithe (5),(6)	0.01

2006 Adjusted (non-GAAP) Operating Earnings	1.48

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (7)	0.82
ComEd Energy Margins:
Weather (8)	0.03
End of Regulatory Transition Period (9)	(0.26)
Other Energy Delivery (10)	0.10
PECO Energy Margins:
Weather (11)	0.05
Other Energy Delivery (12)	0.05
PJM Settlement (13)	0.04
Pension and Non-Pension Postretirement Benefits Expense (14)	(0.02)
Labor and Contracting (15)	(0.08)
Planned Nuclear Refueling Outages (16)	0.02
Other Operating and Maintenance Expense (17)	(0.05)
Depreciation and Amortization (18)	(0.04)
Taxes Other Than Income and Other (19)	(0.03)
Share Differential (20)	(0.01)

2007 Adjusted (non-GAAP) Operating Earnings	2.10

2007 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.12)
Investments in Synthetic Fuel-Producing Facilities (2)	0.07
Settlement of a Tax Matter at Generation Related to Sithe (5)	0.01
ComEd 2007 Rate Relief Program (21)	(0.02)
Sale of Generation’s investments in TEG and TEP (22)	0.01

2007 GAAP Earnings per Diluted Share	$2.05

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.

(4)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(5)	Reflects the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.

(6)	Reflects severance charges in 2006.

(7)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation’s PPA with PECO.

(8)	Reflects a favorable variance for weather conditions in the ComEd service territory.

(9)	Reflects reduced earnings at ComEd primarily due to the end of ComEd’s regulatory transition period and associated revenues.

(10)	Reflects increased pricing for delivery service at ComEd, increased transmission revenue and higher electric delivery volume (excluding the impact of weather).

(11)	Reflects a favorable variance for weather conditions in the PECO service territory.

(12)	Reflects increased revenues at PECO primarily due to higher electric delivery volume (excluding the impact of weather).

(13)	Reflects the favorable PJM Interconnection, LLC (PJM) billing settlement with PPL Electric (PPL) approved by the Federal Energy Regulatory Commission (FERC).

(14)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.

(15)	Primarily reflects labor-related inflation and increased nuclear security costs.

(16)	Reflects decreased planned nuclear refueling outage costs, excluding Salem.

(17)	Primarily reflects increased nuclear refueling outage costs at Salem and increased advertising expense related to the end of ComEd’s rate freeze.

(18)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(19)	Reflects favorable tax settlements at PECO in 2006 and higher utility revenue taxes at PECO in 2007, offset by lower interest expense.

(20)	Reflects dilution of earnings per share due to increased diluted common shares outstanding.

(21)	Reflects the impact of ComEd’s 2007 rate relief program.

(22)	Reflects the gain related to the sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
to GAAP Earnings By Business Segment (in millions)
Six Months Ended June 30, 2007 and 2006

	Generation	ComEd	PECO	Other	Exelon

2006 GAAP Earnings (Loss)	$768	$181	$186	$(91)	$1,044

2006 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(23)	5	—	—	(18)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	42	42
Charges Associated with Exelon’s Now Terminated Merger with PSEG (3)	6	2	7	1	16
Nuclear Decommissioning Obligation Reduction (4)	(89)	—	—	—	(89)
2006 Severance (5)	1	(1)	1	—	1
Settlement of a Tax Matter at Generation Related to Sithe (6)	1	—	—	—	1

2006 Adjusted (non-GAAP) Operating Earnings (Loss)	664	187	194	(48)	997

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market (7)	555	—	—	—	555
ComEd and PECO Energy Margins:
Weather (8)	—	22	32	—	54
End of Regulatory Transition Period (9)	—	(175)	—	—	(175)
Other Energy Delivery (10)	—	68	31	—	99
PJM Settlement (11)	20	—	7	—	27
Pension and Non-Pension Postretirement Benefits Expense (12)	(9)	(5)	—	—	(14)
Labor and Contracting (13)	(33)	(11)	(10)	—	(54)
Planned Nuclear Refueling Outages (14)	13	—	—	—	13
Other Operating and Maintenance Expense (15)	(6)	(27)	1	—	(32)
Depreciation and Amortization (16)	1	(7)	(22)	1	(27)
Taxes Other Than Income and Other (17)	(1)	(3)	(9)	(7)	(20)

2007 Adjusted (non-GAAP) Operating Earnings (Loss)	1,204	49	224	(54)	1,423

2007 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market (1)	(82)	—	—	—	(82)
Investments in Synthetic Fuel-Producing Facilities (2)	—	—	—	52	52
Settlement of a Tax Matter at Generation Related to Sithe (6)	5	—	—	—	5
ComEd 2007 Rate Relief Program (18)	—	(16)	—	—	(16)
Sale of Generation’s investments in TEG and TEP (19)	11	—	—	—	11

2007 GAAP Earnings (Loss)	$1,138	$33	$224	$(2)	$1,393

(1)	Reflects the mark-to-market impact of Exelon’s economic hedging activities.

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(3)	Reflects certain integration costs incurred in connection with Exelon’s proposed merger with PSEG, which was terminated in September 2006.

(4)	Reflects a decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(5)	Reflects severance charges in 2006.

(6)	Reflects the settlement of separate tax matters at Generation related to Sithe in 2006 and 2007.

(7)	Reflects higher average margins primarily due to the end of the below-market PPA with ComEd at year-end 2006, higher nuclear output reflecting fewer outage days and the contractual increase in prices associated with Generation’s PPA with PECO.

(8)	Reflects favorable variance for weather conditions in the ComEd and PECO service territories.

(9)	Reflects reduced earnings at ComEd primarily due to the end of ComEd’s regulatory transition period and associated revenues.

(10)	Reflects increased pricing for delivery service at ComEd, increased transmission revenue and higher electric delivery volume at ComEd and PECO (excluding the impact of weather).

(11)	Reflects the favorable PJM billing settlement with PPL approved by FERC.

(12)	Reflects increased pension and non-pension postretirement benefits expense primarily due to changes in actuarial assumptions for 2007.

(13)	Primarily reflects labor-related inflation and increased nuclear security costs.

(14)	Reflects decreased planned nuclear refueling outage costs, excluding Salem.

(15)	Primarily reflects increased nuclear refueling outage costs at Salem and increased advertising expense related to the end of ComEd’s rate freeze.

(16)	Reflects increased depreciation and amortization primarily due to increased CTC amortization at PECO.

(17)	Reflects favorable tax settlements at PECO in 2006 and higher utility revenue taxes at PECO in 2007, offset by lower interest expense.

(18)	Reflects the impact of ComEd’s 2007 rate relief program.

(19)	Reflects the gain related to the sale of Generation’s ownership interest in TEG and TEP.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended June 30, 2007				Three Months Ended June 30, 2006
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$2,641	$—		$2,641	$2,214	$—		$2,214
Operating expenses
Purchased power	538	16	(b)	554	418	49	(b)	467
Fuel	436	(38	) (b)	398	425	9	(b)	434
Operating and maintenance	618	—		618	440	144	(e),(f)	584
Depreciation and amortization	65	—		65	72	—		72
Taxes other than income	47	—		47	41	—		41

Total operating expenses	1,704	(22)		1,682	1,396	202		1,598

Operating income	937	22		959	818	(202)		616

Other income and deductions
Interest expense, net	(31)	—		(31)	(40)	1	(d)	(39)
Equity in losses of unconsolidated affiliates	(1)	—		(1)	(1)	—		(1)
Other, net	22	(3	) (c)	19	14	—		14

Total other income and deductions	(10)	(3)		(13)	(27)	1		(26)

Income before income taxes	927	19		946	791	(201)		590
Income taxes	349	8	(b),(c)	357	294	(79	) (b),(d),(e),(f)	215

Income from continuing operations	578	11		589	497	(122)		375
Income from discontinued operations	—	—		—	3	(3	) (d)	—

Net income	$578	$11		$589	$500	$(125)		$375

	Six Months Ended June 30, 2007				Six Months Ended June 30, 2006
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$5,344	$—		$5,344	$4,434	$—		$4,434
Operating expenses
Purchased power	1,131	(145	) (b)	986	781	88	(b)	869
Fuel	907	8	(b)	915	1,036	(52	) (b)	984
Operating and maintenance	1,257	—		1,257	1,108	142	(e),(f),(g)	1,250
Depreciation and amortization	133	—		133	139	—		139
Taxes other than income	88	—		88	84	—		84

Total operating expenses	3,516	(137)		3,379	3,148	178		3,326

Operating income	1,828	137		1,965	1,286	(178)		1,108

Other income and deductions
Interest expense, net	(66)	—		(66)	(82)	7	(d)	(75)
Equity in earnings (losses) of investments	1	—		1	(5)	—		(5)
Other, net	54	(18	) (c)	36	20	4	(e)	24

Total other income and deductions	(11)	(18)		(29)	(67)	11		(56)

Income before income taxes	1,817	119		1,936	1,219	(167)		1,052
Income taxes	684	48	(b),(c)	732	454	(66	) (b),(d),(e),(f),(g)	388

Income from continuing operations	1,133	71		1,204	765	(101)		664
Income (loss) from discontinued operations	5	(5	) (d)	—	3	(3	) (d)	—

Net income	$1,138	$66		$1,204	$768	$(104)		$664

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.

(c)	Reflects the increase in the gain related to the first quarter 2007 sale of Generation’s ownership interest in TEG and TEP.

(d)	Adjustment to exclude the settlement of tax matters at Generation related to Sithe.

(e)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

(f)	Adjustment to exclude the decrease in Generation’s nuclear decommissioning obligation liability related to the AmerGen nuclear plants.

(g)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	ComEd
	Three Months Ended June 30, 2007				Three Months Ended June 30, 2006
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$1,420	$18	(b)	$1,438	$1,453	$(3	) (c)	$1,450
Operating expenses
Purchased power	838	—		838	766	—		766
Operating and maintenance	266	(7	) (b)	259	218	(2	) (d)	216
Depreciation and amortization	109	—		109	106	—		106
Taxes other than income	76	—		76	71	—		71

Total operating expenses	1,289	(7)		1,282	1,161	(2)		1,159

Operating income	131	25		156	292	(1)		291

Other income and deductions
Interest expense, net	(87)	—		(87)	(77)	—		(77)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(3)	—		(3)
Other, net	5	—		5	1	—		1

Total other income and deductions	(84)	—		(84)	(79)	—		(79)

Income before income taxes	47	25		72	213	(1)		212
Income taxes	18	11	(b)	29	86	—	(c),(d)	86

Net income	$29	$14		$43	$127	$(1)		$126

	Six Months Ended June 30, 2007				Six Months Ended June 30, 2006
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$2,911	19	(b)	$2,930	$2,880	$8	(c)	$2,888
Operating expenses
Purchased power	1,806	—		1,806	1,628	—		1,628
Operating and maintenance	510	(8	) (b)	502	434	(3	) (d),(e)	431
Depreciation and amortization	217	—		217	205	—		205
Taxes other than income	157	—		157	152	—		152

Total operating expenses	2,690	(8)		2,682	2,419	(3)		2,416

Operating income	221	27		248	461	11		472

Other income and deductions
Interest expense, net	(170)	—		(170)	(153)	—		(153)
Equity in losses of unconsolidated affiliates	(4)	—		(4)	(5)	—		(5)
Other, net	7	—		7	1	—		1

Total other income and deductions	(167)	—		(167)	(157)	—		(157)

Income before income taxes	54	27		81	304	11		315
Income taxes	21	11	(b)	32	123	5	(c),(d),(e)	128

Net income	$33	$16		$49	$181	$6		$187

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the impact of ComEd’s 2007 rate relief program.

(c)	Adjustment to exclude the mark-to-market impact of ComEd’s economic hedging activities.

(d)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

(e)	Adjustment to exclude severance charges in 2006.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended June 30, 2007			Three Months Ended June 30, 2006
			Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments	GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$1,269	$—	$1,269	$1,148	$—		$1,148
Operating expenses
Purchased power	569	—	569	501	—		501
Fuel	86	—	86	76	—		76
Operating and maintenance	146	—	146	141	(2	) (b)	139
Depreciation and amortization	185	—	185	172	(3	) (b)	169
Taxes other than income	71	—	71	53	—		53

Total operating expenses	1,057	—	1,057	943	(5)		938

Operating income	212	—	212	205	5		210

Other income and deductions
Interest expense, net	(64)	—	(64)	(67)	—		(67)
Equity in gains (losses) of unconsolidated affiliates	(2)	—	(2)	(2)	—		(2)
Other, net	5	—	5	2	—		2

Total other income and deductions	(61)	—	(61)	(67)	—		(67)

Income before income taxes	151	—	151	138	5		143
Income taxes	55	—	55	45	2	(b)	47

Net income	$96	$—	$96	$93	$3		$96

	Six Months Ended June 30, 2007			Six Months Ended June 30, 2006
			Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments	GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$2,769	$—	$2,769	$2,554	$—		$2,554
Operating expenses
Purchased power	1,113	—	1,113	987	—		987
Fuel	385	—	385	402			402
Operating and maintenance	294	—	294	289	(5	) (b),(c)	284
Depreciation and amortization	370	—	370	343	(7	) (b)	336
Taxes other than income	142	—	142	117	—		117

Total operating expenses	2,304	—	2,304	2,138	(12)		2,126

Operating income	465	—	465	416	12		428

Other income and deductions
Interest expense, net	(126)	—	(126)	(136)	—		(136)
Equity in losses of unconsolidated affiliates	(4)	—	(4)	(6)	—		(6)
Other, net	10	—	10	5	—		5

Total other income and deductions	(120)	—	(120)	(137)	—		(137)

Income before income taxes	345	—	345	279	12		291
Income taxes	121	—	121	93	4	(b),(c)	97

Net income	$224	$—	$224	$186	$8		$194

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

(c)	Adjustment to exclude severance expense in 2006.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Operations
(unaudited)
(in millions)

	Other
	Three Months Ended June 30, 2007				Three Months Ended June 30, 2006
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$(829)	$—		$(829)	$(1,118)	$—		$(1,118)
Operating expenses
Purchased power	(827)	—		(827)	(1,114)	—		(1,114)
Fuel	—	—		—	1	—		1
Operating and maintenance	32	(34	) (b)	(2)	82	(97	) (b),(c)	(15)
Depreciation and amortization	10	—		10	21	(11	) (b)	10
Taxes other than income	5	—		5	5	—		5

Total operating expenses	(780)	(34)		(814)	(1,005)	(108)		(1,113)

Operating loss	(49)	34		(15)	(113)	108		(5)

Other income and deductions
Interest expense, net	(32)	1	(b)	(31)	(38)	3	(b)	(35)
Equity in earnings (losses) of unconsolidated affiliates	(38)	39	(b)	1	(16)	16	(b)	—
Other, net	11	(9	) (b)	2	29	(24	) (b)	5

Total other income and deductions	(59)	31		(28)	(25)	(5)		(30)

Loss from continuing operations before income taxes	(108)	65		(43)	(138)	103		(35)
Income taxes	(108)	92	(b)	(16)	(62)	47	(b),(c)	(15)

Income (loss) from continuing operations	—	(27)		(27)	(76)	56		(20)
Loss from discontinued operations	(1)	—		(1)	—	—		—

Net loss	$(1)	$(27)		$(28)	$(76)	$56		$(20)

	Six Months Ended June 30, 2007				Six Months Ended June 30, 2006
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$(1,694)	$—		$(1,694)	$(2,309)	$—		$(2,309)
Operating expenses
Purchased power	(1,687)	—		(1,687)	(2,300)	—		(2,300)
Fuel	—	—		—	—	—		—
Operating and maintenance	59	(67	) (b)	(8)	75	(101	) (b),(c)	(26)
Depreciation and amortization	18	—		18	48	(28	) (b)	20
Taxes other than income	8	—		8	11	—		11

Total operating expenses	(1,602)	(67)		(1,669)	(2,166)	(129)		(2,295)

Operating loss	(92)	67		(25)	(143)	129		(14)

Other income and deductions
Interest expense, net	(65)	3	(b)	(62)	(74)	5	(b)	(69)
Equity in earnings (losses) of unconsolidated affiliates and investments	(62)	63	(b)	1	(45)	46	(b)	1
Other, net	35	(29	) (b)	6	65	(53	) (b)	12

Total other income and deductions	(92)	37		(55)	(54)	(2)		(56)

Loss from continuing operations before income taxes	(184)	104		(80)	(197)	127		(70)
Income taxes	(178)	156	(b)	(22)	(106)	84	(b),(c)	(22)

Loss from continuing operations	(6)	(52)		(58)	(91)	43		(48)
Income from discontinued operations	4	—		4	—	—		—

Net loss	$(2)	$(52)		$(54)	$(91)	$43		$(48)

(a)	Results reported in accordance with GAAP.

(b)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities, including the impact of mark-to-market gains (losses) associated with the related derivatives.

(c)	Adjustment to exclude certain costs associated with Exelon’s merger with PSEG, which was terminated in September 2006.

EXELON CORPORATION
Exelon Generation Statistics

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Supply (in GWhs)
Nuclear	34,350	35,357	34,810	35,867	35,442
Purchased Power — Generation	8,579	8,683	9,085	13,341	8,101
Fossil and Hydro	2,859	2,994	2,860	3,794	3,148

Power Team Supply	45,788	47,034	46,755	53,002	46,691

	Three Months Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
Electric Sales (in GWhs)
ComEd	5,146	5,926	18,173	22,566	18,685
PECO	9,732	10,279	9,383	11,361	9,262
Market and Retail	30,910	30,829	19,199	19,075	18,744

Total Electric Sales (a) (b)	45,788	47,034	46,755	53,002	46,691

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$64.13	$64.12	$30.26	$39.31	$35.80
PECO	51.07	46.70	45.29	47.71	46.32
Market and Retail (c)	54.38	53.07	47.76	54.21	50.31
Total Electric Sales	54.77	53.07	40.47	46.47	43.71

Average Purchased Power and Fuel Cost (d)	$18.80	$16.46	$15.66	$24.38	$17.28

Average Margin (d)	$35.97	$36.61	$24.81	$22.09	$26.43

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$57.61	$59.82	$41.66	$58.15	$48.07
NiHub	44.39	44.80	37.77	46.15	39.28

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.

(b)	Total sales do not include trading volume of 4,775 GWhs, 5,101 GWhs, 8,029 GWhs, 8,909 GWhs, and 7,769 GWhs for the three months ended June 30, 2007, March 31, 2007, December 31, 2006, September 30, 2006, and June 30, 2006, respectively.

(c)	Represents wholesale and retail sales that exclude revenues related to tolling agreements of $52 million and $34 million for the three months ended September 30, 2006 and June 30, 2006, respectively.

(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.

(e)	Represents the average for the quarter.

EXELON CORPORATION
Exelon Generation Statistics
Six Months Ended June 30, 2007 and 2006

	June 30, 2007	June 30, 2006
Supply (in GWhs)
Nuclear	69,707	68,933
Purchased Power — Generation	17,262	15,870
Fossil and Hydro	5,853	6,119

Power Team Supply	92,822	90,922

	June 30, 2007	June 30, 2006
Electric Sales (in GWhs)
ComEd	11,072	38,994
PECO	20,011	18,876
Market and Retail Sales	61,739	33,052

Total Electric Sales (a) (b)	92,822	90,922

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$64.13	$36.54
PECO	48.82	44.77
Market (c)	53.73	51.10
Total Electric Sales	53.91	43.54

Average Purchased Power and Fuel Cost (d)	$17.61	$16.63

Average Margin (d)	$36.30	$26.91

Around-the-clock Market Prices ($/MWh) (e)
PJM West Hub	$58.72	$52.24
NiHub	44.59	40.88

(a)	Excludes retail gas sales, trading portfolio and other operating revenue.

(b)	Total sales do not include trading volume of 9,876 GWhs and 14,754 GWhs for the six months ended June 30, 2007 and 2006, respectively.

(c)	Represents wholesale and retail sales that exclude revenues related to tolling agreements of $34 million for the six months ended June 30, 2006.

(d)	Excludes the mark-to-market impact of Generation’s economic hedging activities.

(e)	Represents the average for the quarter.

EXELON CORPORATION
ComEd Sales Statistics
Three Months Ended June 30, 2007 and 2006

	Electric Deliveries (in GWhs)						Revenue (in millions)
	2007		2006		% Change		2007		2006		% Change
Full Service (a)
Residential	6,359		6,124		3.8%		$696		$547		27.2%
Small Commercial & Industrial	3,835		5,709		(32.8%	)	380		452		(15.9%	)
Large Commercial & Industrial	539		2,430		(77.8%	)	35		130		(73.1%	)
Public Authorities	213		514		(58.6%	)	18		32		(43.8%	)

Total Full Service	10,946		14,777		(25.9%	)	1,129		1,161		(2.8%	)

PPO (b)
Small Commercial & Industrial	—		814		(100.0%	)	—		61		(100.0%	)
Large Commercial & Industrial	1		675		(99.9%	)	—		42		(100.0%	)

	1		1,489		(99.9%	)	—		103		(100.0%	)

Delivery Only (c)
Residential	(d	)	(d	)			(d	)	(d	)
Small Commercial & Industrial	4,390		1,291		n.m.		70		21		n.m.
Large Commercial & Industrial	6,785		3,772		79.9%		71		40		77.5%
Public Authorities & Electric Railroads	115		—		n.m.		1		—		n.m.

	11,290		5,063		123.0%		142		61		132.8%

Total PPO and Delivery Only	11,291		6,552		72.3%		142		164		(13.4%	)

Total Retail	22,237		21,329		4.3%		1,271		1,325		(4.1%	)

Other Revenue (e)							149		128		16.4%

Total Revenues							$1,420		$1,453		(2.3%	)

Purchased Power							$838		$766		9.4%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	677	617	794
Cooling Degree-Days	303	212	216

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.

(b)	Revenue from customers choosing ComEd’s power purchase option includes an energy charge at market rates, transmission and distribution charges, and a CTC through December 31, 2006.

(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge, and a CTC through December 31, 2006.

(d)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of June 30, 2007, two competitive electric generation suppliers had been granted approval to serve residential customers in the ComEd service territory. However, they are not currently supplying electricity to any residential customers.

(e)	Other revenue includes transmission revenue from PJM, sales to municipalities and other wholesale energy sales.

n.m.	- Not meaningful

EXELON CORPORATION
ComEd Sales Statistics
Six Months Ended June 30, 2007 and 2006

	Electric Deliveries (in GWhs)					Revenue (in millions)
	2007		2006		% Change	2007		2006		% Change
Full Service (a)
Residential	13,448		12,921		4.1%	$1,423		$1,096		29.8%
Small Commercial & Industrial	8,421		11,028		(23.6%)	814		839		(3.0%)
Large Commercial & Industrial	1,245		4,609		(73.0%)	96		240		(60.0%)
Public Authorities	396		1,115		(64.5%)	34		68		(50.0%)

Total Full Service	23,510		29,673		(20.8%)	2,367		2,243		5.5%

PPO (b)
Small Commercial & Industrial	23		2,322		(99.0%)	2		163		(98.8%)
Large Commercial & Industrial	34		2,198		(98.5%)	3		132		(97.7%)

	57		4,520		(98.7%)	5		295		(98.3%)

Delivery Only (c)
Residential	(d	)	(d	)		(d	)	(d	)
Small Commercial & Industrial	7,885		2,185		n.m.	119		33		n.m.
Large Commercial & Industrial	13,208		6,723		96.5%	134		67		100.0%
Public Authorities & Electric Railroads	268		—		n.m.	3		—		n.m.

	21,361		8,908		139.8%	256		100		156.0%

Total PPO and Delivery Only	21,418		13,428		59.5%	261		395		(33.9%)

Total Retail	44,928		43,101		4.2%	2,628		2,638		(0.4%)

Other Revenue (e)						283		242		16.9%

Total Revenues						$2,911		$2,880		1.1%

Purchased Power						$1,806		$1,628		10.9%

Heating and Cooling Degree-Days	2007	2007	2007
Heating Degree-Days	3,825	3,358	4,060
Cooling Degree-Days	309	212	217

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates which include the cost of electricity and the cost of the transmission and distribution of the electricity.

(b)	Revenue from customers choosing ComEd’s power purchase option includes an energy charge at market rates, transmission and distribution charges, and a CTC through December 31, 2006.

(c)	Delivery only service reflects customers electing to receive electricity from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge, and a CTC through December 31, 2006.

(d)	All ComEd customers have the choice to purchase electricity from a competitive electric generation supplier. This choice does not impact the volume of deliveries, but affects revenue collected from customers related to supplied electricity and generation service. As of June 30, 2007, two competitive electric generation suppliers had been granted approval to serve residential customers in the ComEd service territory. However, they are not currently supplying electricity to any residential customers.

(e)	Other revenue includes transmission revenue from PJM, sales to municipalities and other wholesale energy sales.

n.m. — Not meaningful

EXELON CORPORATION
PECO Sales Statistics
Three Months Ended June 30, 2007 and 2006

	Electric and Gas Deliveries			Revenue (in millions)
	2007	2006	% Change	2007	2006	% Change
Electric (in GWhs)
Full Service (a)
Residential	2,963	2,719	9.0%	$445	$392	13.5%
Small Commercial & Industrial	1,995	1,869	6.7%	265	236	12.3%
Large Commercial & Industrial	4,054	3,875	4.6%	341	319	6.9%
Public Authorities & Electric Railroads	202	229	(11.8%)	21	22	(4.5%)

Total Full Service	9,214	8,692	6.0%	1,072	969	10.6%

Delivery Only (b)
Residential	10	14	(28.6%)	1	1	0.0%
Small Commercial & Industrial	145	163	(11.0%)	8	9	(11.1%)
Large Commercial & Industrial	3	11	(72.7%)	—	1	(100.0%)

Total Delivery Only	158	188	(16.0%)	9	11	(18.2%)

Total Electric Retail	9,372	8,880	5.5%	1,081	980	10.3%

Other Revenue (c)				66	60	10.0%

Total Electric Revenue				1,147	1,040	10.3%

Gas (in mmcfs)
Retail Sales	8,317	6,292	32.2%	116	103	12.6%
Transportation and Other	5,928	6,139	(3.4%)	6	5	20.0%

Total Gas	14,245	12,431	14.6%	122	108	13.0%

Total Electric and Gas Revenues				$1,269	$1,148	10.5%

Purchased Power				$569	$501	13.6%
Fuel				86	76	13.2%

Total Purchased Power and Fuel				$655	$577	13.5%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	507	335	488
Cooling Degree-Days	398	327	316

(a)	Full service reflects deliveries to customers taking generation service under tariff rates, which include the cost of energy, the cost of transmission and distribution of the energy and a CTC.

(b)	Delivery only service reflects customers electing to receive electric generation service from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.

(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.

EXELON CORPORATION
PECO Sales Statistics
Six Months Ended June 30, 2007 and 2006

	Electric and Gas Deliveries			Revenue (in millions)
	2007	2006	% Change	2007	2006	% Change
Electric (in GWhs)
Full Service (a)
Residential	6,377	5,917	7.8%	$894	$795	12.5%
Small Commercial & Industrial	4,064	3,753	8.3%	504	446	13.0%
Large Commercial & Industrial	7,961	7,576	5.1%	670	614	9.1%
Public Authorities & Electric Railroads	434	472	(8.1%)	43	43	0.0%

Total Full Service	18,836	17,718	6.3%	2,111	1,898	11.2%

Delivery Only (b)
Residential	21	32	(34.4%)	2	2	0.0%
Small Commercial & Industrial	289	345	(16.2%)	15	18	(16.7%)
Large Commercial & Industrial	7	29	(75.9%)	—	1	(100.0%)

Total Delivery Only	317	406	(21.9%)	17	21	(19.0%)

Total Electric Retail	19,153	18,124	5.7%	2,128	1,919	10.9%

Other Revenue (c)				131	118	11.0%

Total Electric Revenue				2,259	2,037	10.9%

Gas (in mmcfs)
Retail Sales	37,285	31,213	19.5%	482	507	(4.9%)
Transportation and Other	12,977	13,019	(0.3%)	28	10	180.0%

Total Gas	50,262	44,232	13.6%	510	517	(1.4%)

Total Electric and Gas Revenues				$2,769	$2,554	8.4%

Purchased Power				$1,113	$987	12.8%
Fuel				385	402	(4.2%)

Total Purchased Power and Fuel				$1,498	$1,389	7.8%

Heating and Cooling Degree-Days	2007	2006	Normal
Heating Degree-Days	3,012	2,522	3,047
Cooling Degree-Days	398	328	316

(a)	Full service reflects deliveries to customers taking generation service under tariff rates, which include the cost of energy, the cost of transmission and distribution of the energy and a CTC.

(b)	Delivery only service reflects customers electing to receive electric generation service from a competitive electric generation supplier. Revenue from customers choosing a competitive electric generation supplier includes a distribution charge and a CTC.

(c)	Other revenue includes transmission revenue from PJM, wholesale revenue and other revenues.